Exhibit 99.1
UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF CALIFORNIA

IN RE FOUNDRY NETWORKS, INC. DERIVATIVE LITIGATION	Master File No. C-06-05598-RMW

THIS DOCUMENT RELATES TO: All Actions	NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION AND OF SETTLEMENT HEARING THEREON
ALL CURRENT SHAREHOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF FOUNDRY NETWORKS, INC. (“FOUNDRY” OR THE “COMPANY”) AS OF DECEMBER 5, 2008 (THE “RECORD DATE”) (“CURRENT FOUNDRY SHAREHOLDERS”).
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE ACTION (THE “FEDERAL ACTION”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS IN THE FEDERAL ACTION. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS (AS DEFINED HEREIN).
IF YOU HOLD FOUNDRY COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER. THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE FEDERAL ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.
     Notice is hereby provided to you of the proposed settlement (the “Settlement”) in the Federal Action. This Notice is provided by Order of the United States District Court for the Northern District of California, San Jose Division (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement of the Federal Action, and your rights related thereto. The terms used herein are consistent with the terms defined in the Stipulation of Settlement, which is on file with the Court.
Notice of Proposed Settlement of Derivative Action and of Settlement Hearing Thereon

I. WHY THE COMPANY HAS ISSUED THIS NOTICE
     The proposed Settlement has been reached between the parties in the above-captioned Federal Action brought on behalf of Foundry. The Individual Defendants are Lawrence L. Akin, Alfred J. Amoroso, Richard W. Bridges, John P. Burger, Lee Chen, Ken K. Cheng, Jeff Davitt, Alan L. Earhart, Timothy D. Heffner, Ivy Pei Shan Hsu, Bobby R. Johnson, Jr., William S. Kallos, C. Nicholas Keating, Jr., Chandra Kopparapu, Andrew K. Ludwick, Cliff G. Moore, Seth D. Neiman, Robert W. Schackleton, Benjamin O. Taft, Karl D. Triebes, Paul L. Twombly, and J. Steven Young.
     The Federal Action was brought derivatively on behalf of Foundry to recover damages allegedly caused to Foundry by the Individual Defendants’ alleged actions in connection with Foundry’s historical stock option practices and accounting thereof. A shareholder derivative action is a lawsuit brought by a shareholder of a corporation, on behalf of, and for the benefit of, the corporation. The shareholder brings an action in the name of the corporation against the parties allegedly causing harm to the corporation.
     Under the Settlement, which is subject to Court approval, the Company has or will receive cash payments totaling $2,117,863.95, comprised of $1,637,863.95 from the Individual Defendants and $480,000 paid by the Company’s insurer in return for a claims release. In addition, 375,695 shares of the Company’s common stock granted to certain Individual Defendants have been repriced. In addition to the monetary relief, the Settlement provides for Corporate Governance Reforms which establish proper stock option granting procedures and measures designed to enhance shareholder value.
     Your rights may be affected by the Settlement. If approved by the Court, the Settlement will result in the final dismissal with prejudice of both the Federal Action and related derivative actions styled In re Foundry Networks, Inc. Derivative Litigation, Lead Case No. 1-06-CV 071651, which is currently pending in the Superior Court of California for Santa Clara County (the “State Action”) and Patel v. Akin, et al., Civil Action No. 3036-VCL, which is currently

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pending in the Delaware Chancery Court for New Castle County (the “Delaware Action” and collectively with the State Action and the Federal Action, the “Derivative Litigation”).
     A hearing (the “Final Settlement Hearing”) will be held by the Court in Court Room 6, on the fourth floor of the United States District Court for the Northern District of California courthouse located at 280 South 1st Street, San Jose, California, 95113 on February 20, 2009 at 9:00 a.m. to determine whether the proposed Settlement is fair, reasonable and adequate, whether judgment should be entered giving final approval to the Settlement, dismissing the Federal Action with prejudice and releasing the Released Claims, and whether the Fee and Expense Award (as defined in Section V below) should be approved by the Court.
     There will be no claims procedure. This case was brought to protect the interests of Foundry’s current shareholders. Its successful prosecution will result in change to the Company’s corporate governance, the repricing of certain stock options, and the payment of $2,117,863.95 to Foundry.
     The parties believe that the terms of the Settlement are fair, reasonable, adequate and in the best interests of Foundry and its shareholders. The parties have concluded that further litigation of the Action could be protracted, disruptive and costly, and have taken into account the uncertainty and risks inherent in any litigation, especially in complex shareholder litigation like the Federal Action. The parties therefore believe it is desirable that the Derivative Litigation be fully and finally settled in the manner described in the Stipulation of Settlement signed by the parties on October 28, 2008 (the “Stipulation”).
II. WHAT THE ACTION IS ABOUT
     The Federal Action is a shareholder derivative case brought derivatively for the benefit of nominal defendant Foundry against certain members of the Company’s board of directors and various of its current and former executive officers (collectively, the “Individual Defendants,” and together with nominal defendant Foundry, the “Defendants”).

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     On June 27, 2006, Foundry issued a press release announcing that the Board of Directors formed a Special Committee of the Audit Committee (“Special Committee”) to conduct an independent review of the Company’s historical stock option granting practices.
     In September and October 2006, Foundry shareholders filed four putative derivative actions against certain of Foundry’s current and former officers, directors and employees in this Court. The Complaints named Foundry as a nominal defendant. On December 8, 2006, the actions were consolidated into the Federal Action.
     Similar derivative cases were also filed in the Delaware Chancery Court and California Superior Court, alleging similar facts and the same or similar causes of action against the same or similar Defendants. The Settlement will resolve these Actions as well.
     On January 22, 2007, Foundry reported that as a result of the Special Committee investigation, recorded grants dates for a number of stock option grants would need to be remeasured for financial accounting purposes. The Special Committee also concluded that there was no intentional misconduct by Foundry’s senior management. Foundry subsequently restated its historical financial statements to reflect the adjusted measurement dates, taking aggregate after-tax stock-based compensation charges of $102.5 million in fiscal years 1999 through 2005.
     On July 21, 2008, Foundry conferred authority to settle the Derivative Litigation to a subcommittee of its Board of Directors consisting of outside directors Alan Earhart and Celeste Voltz-Ford (the “Special Settlement Committee”). Specifically, the Board delegated to the Special Settlement Committee the “complete and plenary authority to settle any and all of the pending shareholder derivative litigations arising from the Company’s past stock option practices on such terms as they consider, in their discretion, to be in the best interests of the Company.” The Special Settlement Committee has retained independent counsel and has negotiated and approves of this Settlement on Foundry’s behalf.
     Throughout 2008, the parties have had several face-to-face meetings and telephone conferences in furtherance of a possible resolution of the Derivative Litigation. All negotiations were conducted in good faith and at arm’s length. All parties were represented by counsel

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experienced in litigation of this type. As a result of those settlement discussions, the parties entered into the Stipulation on October 28, 2008, which provides the terms for settling the Derivative Litigation.
III. TERMS OF THE PROPOSED SETTLEMENT
     The terms and conditions of the proposed Settlement are set forth in the Stipulation described above. The Stipulation has been filed with the Court. The following is only a summary of its terms.
A.	Monetary Relief
     (a) Cash payment: As part of the proposed Settlement and as a result of the filing and prosecution of the Derivative Litigation, the Company has or will receive cash payments totaling $2,117,863.95, comprised of $1,637,863.95 from the Individual Defendants and $480,000 paid by the Company’s insurer in return for a claims release;
     (b) Repricing of options: In part as a result of the filing and prosecution of the Derivative Litigation, in January 2007, several months after the filing of the complaints in the Federal Action and the State Action, the following individuals agreed to reprice the following options without compensation:

Defendant	Grant Date	Exercise Price	Adjusted Price	# of Options
Amoroso, Alfred J.	02/05/02	$6.14	$7.28	30,000
Heffner, Timothy D.	05/22/00	$59.6875	$130.88	100,000
Heffner, Timothy D.	01/09/01	$11.3750	$23.40	77,912
Heffner, Timothy D.	02/05/02	$6.14	$7.28	79,200
Iberg, Michael	05/06/02	$4.94	$6.84	1,250
Iberg, Michael	12/30/02	$6.84	$9.35	44,333
Iberg, Michael	08/31/04	$9.12	$10.69	43,000
B.	Corporate Therapeutics
     Under the proposed Settlement, the Company has agreed to implement and/or codify various corporate governance reforms, including measures related to the granting and administration of stock option grants. These measures are described in the Stipulation and

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represent multi-tiered and comprehensive corporate governance practices involving stock option and other compensation and related disclosure and accounting policies. More specifically, Foundry has agreed to adopt the following corporate governance reforms:
1.	The General Counsel will take minutes of Compensation Committee meetings.

2.	Compensation Committee minutes will be prepared and reviewed promptly by the Committee.

3.	The Company will retain all stock option granting records for a minimum of seven years.

4.	Management will annually assess controls relating to the stock option granting process and will publicly disclose any “material weakness” in the Company’s internal controls.

5.	The Company will compile a Compliance Policy, comprised of the procedures used to grant stock options.

6.	The Company will obtain an independent study of executive compensation at least once every three years.

7.	The Compensation Committee will set annual goals for executives, and executive compensation awards will ordinarily be based on achievement of those goals.

8.	An independent audit firm will review the Company’s internal controls at least once every three years.

9.	The Audit Committee of the Company will review stock option practices annually with the outside auditors.

10.	The General Counsel is appointed as the Trading Compliance Officer responsible for overseeing the Company’s insider trading policy.

11.	All directors will be encouraged to attend a corporate governance program within the next two years.

12.	Members of the Board of Directors will be encouraged to attend all Board and applicable Audit and Compensation Committee meetings in person or telephonically.

13.	The Company will adopt a cash bonus “clawback” policy. This policy would require a Section 16 officer to repay a cash bonus if (i) the bonus is based on a Company financial statement, (ii) that financial statement is restated within 12 months after the date of such bonus, (iii) the restatement is due to a material noncompliance by the Company with financial reporting requirements as a result of “intentional misconduct” by that executive, and (iv) the determination of “intentional misconduct” is made by a court and incorporated in a final judgment. Nothing in this policy would be construed to limit the company’s discretion to seek

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reimbursement of cash bonuses in other circumstances. Nothing herein shall be deemed nor is intended to enlarge or alter the obligations of Foundry, its officer, directors or employees, under any federal or state securities or any other law, rule or regulation.
     The Settlement is conditioned, among other things, upon the Court entering Judgment dismissing the Federal Action with prejudice and upon dismissal of the State Action and the Delaware Action with prejudice. The Settlement will not become effective until such Judgment and the dismissal of the State and Delaware Actions have become final.
IV. WHAT CLAIMS THE SETTLEMENT WILL RELEASE
     Pursuant to the terms of the Stipulation, the Action shall be dismissed with prejudice and Lead Plaintiffs, on behalf of themselves individually and derivatively on behalf of Foundry and Current Foundry Shareholders, and Foundry shall have, and by operation of the Judgment shall be deemed to have, fully, finally, and forever released, relinquished and discharged all Released Claims against the Released Persons and all claims that were made or could have been made against the Released Persons arising out of, relating to, or in connection with the prosecution, defense, Settlement or resolution of the Action, including Unknown Claims. Each of the Released Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged Lead Plaintiffs and Lead Plaintiffs’ Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, Settlement or resolution of the Action or the Released Claims. Additionally, Individual Defendants shall release Foundry, its Board of Directors, Special Committee and Special Settlement Committee from all claims (including Unknown Claims), arising out of relating to, or in connection with the institution, prosecution, assertion, Settlement or resolution of the Action or the Released Claims, except for claims for indemnification and/or advancement of attorneys’ fees. Individual Defendants will also reserve rights that they have under current option agreements with Foundry. Upon entry of judgment in the Federal Action, the Parties will then cooperate to seek dismissal of the State Action and the Delaware Action.
     “Released Persons” means each and all of the Released Parties and the Related Persons.

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     “Released Parties” means Foundry and Individual Defendants Lawrence L. Akin, Alfred J. Amoroso, Richard W. Bridges, John P. Burger, Lee Chen, Ken K. Cheng, Timothy D. Heffner, Ivy Pei Shan Hsu, Bobby R. Johnson, Jr., William S. Kallos, C. Nicholas Keating, Jr., Chandra Kopparapu, Andrew K. Ludwick, Robert W. Schackleton, Benjamin O. Taft, Karl D. Triebes, Paul L. Twombly, and J. Steven Young. “Released Parties” also includes Individual Defendants unnamed in this Action who are named in the State Action and/or the Delaware Action, including Jeff Davitt, Alan L. Earhart, Cliff G. Moore and Seth D. Neiman.
     “Related Persons” means each of a Released Party’s present or former spouses, heirs, executors, estates, administrators, any entity in which a Defendant and/or any member(s) of that Defendant’s immediate family has or had a controlling interest, any members of their immediate families, or any trust of which any Defendant is or was the settler or which is or was for the benefit of any Defendant and/or member(s) of his or her family, each of the Defendants’ present and former attorneys, legal representatives, and assigns in connection with the Derivative Litigation, and all past and present directors, officers, agents, underwriters, controlling shareholders, investment bankers, advisors, accountants, auditors, servants, employees, affiliates, predecessors, successors, parents, subsidiaries, divisions, joint ventures and joint venturers, related or affiliated entities, assigns and attorneys for nominal defendant Foundry and their counsel.
     “Released Claims” means and includes any and all claims, debts, demands, controversies, obligations, losses, rights or causes of action or liabilities of any kind or nature whatsoever, (including, but not limited to, any claims for damages (whether compensatory, special, incidental, consequential, punitive, exemplary or otherwise), injunctive relief, declaratory relief, rescission or rescissionary damages, interest, attorneys’ fees, expert or consulting fees, costs, expenses, or any other form of legal or equitable relief whatsoever), whether based on federal, state, local, contract, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or un-accrued, liquidated or unliquidated, at law or in equity, matured or unmatured, including both known claims and Unknown Claims that: (a) have been asserted in

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the Derivative Litigation against any of the Released Persons; or (b) have been or could have been asserted in any forum by Foundry, Lead Plaintiffs or any other Foundry shareholder derivatively on behalf of Foundry, or any of them, against any of the Released Persons, which arise out of, relate to or are based on the allegations, facts, transactions, events, matters, occurrences, acts, disclosures, statements, representations, omissions or failures to act relating to the grant, award, accounting, receipt, or exercise and associated stock sales of any and all Foundry stock options granted or issued up to and through the date of this Stipulation, including all matters involved, set forth, referred to, or alleged in any of the complaints filed in the Derivative Litigation. Released Claims shall not include the direct claims asserted in Edrington v. Johnson, et al., Case No. 1-08-cv-118013 (Cal. Sup. Ct. July 23, 2008).
     “Unknown Claims” means any claim which any Settling Party or Related Person does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its Settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement.
V. PLAINTIFFS’ ATTORNEYS FEES AND EXPENSES
     After negotiating the terms of the Settlement, Foundry and Lead Plaintiffs negotiated the attorneys’ fees that Foundry would pay to counsel for Federal Plaintiff, State Plaintiff and Delaware Plaintiff (“Lead Plaintiffs’ Counsel”). Foundry has agreed to pay the sum of $1,200,000 to Lead Plaintiffs’ Counsel for their fees and expenses, subject to Court approval of the Settling Parties’ agreement (the “Fee and Expense Award”). The Fee and Expense Award includes fees and expenses incurred by Plaintiffs’ Counsel in connection with the prosecution and settlement of the Actions. To date, Lead Plaintiffs’ Counsel have not received any payments for their efforts on behalf of Foundry shareholders. The Fee and Expense Award will compensate Plaintiffs’ Counsel for the results achieved in the Actions, and the risks of undertaking the prosecution of the Actions on a contingent basis. The Settlement, however, is

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not in any way conditioned upon the Court’s approval of the Fee and Expense Award. The Court has not yet approved the Fee and Expense Award.
VI. REASONS FOR THE SETTLEMENT
     Counsel for the parties to the Derivative Litigation believe that the Settlement is in the best interests of Foundry and Current Foundry Shareholders.
A.	Why Did Plaintiffs Agree to Settle?
     Before executing the Stipulation, Federal Lead Plaintiffs’ Counsel conducted an extensive investigation which included: (i) inspecting, reviewing and analyzing the Company’s public financial filings as well as non-public documents produced to Lead Plaintiffs’ Counsel; (ii) developing statistical models to identify potentially backdated options; (iii) researching corporate governance issues; (iv) participating in numerous in-person and telephonic meetings with Defendants’ counsel; and (v) researching the applicable law with respect to the claims asserted in the complaints filed in the Derivative Litigation and potential defenses thereto.
     Based upon their investigation as set forth above, Lead Plaintiffs and their counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable and adequate to Lead Plaintiffs, Current Foundry Shareholders, and Foundry, and in their best interests, and have agreed to settle the claims raised in the Action pursuant to the terms and provisions of the Stipulation after considering, among other things: (a) the substantial benefits that Current Foundry Shareholders and Foundry have received or will receive from the Settlement, (b) the attendant risks of continued litigation of the Derivative Litigation, (c) actions taken by the Company and its Board of Directors in response to alleged options dating issues at Foundry, and (d) the desirability of permitting the Settlement to be consummated.
     In particular, Lead Plaintiffs and their counsel considered the significant litigation risk inherent in the Derivative Litigation. The law imposes significant burdens on plaintiffs for pleading and proving a shareholder derivative claim. While Lead Plaintiffs believe their claims are meritorious, Plaintiffs acknowledge that there is a substantial risk that the Actions may not succeed in producing a recovery in light of the applicable legal standards and possible defenses.

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Plaintiffs and their counsel believe that, under the circumstances, they have obtained the best possible relief for Foundry and Current Foundry Shareholders.
B.	Why Did the Defendants Agree to Settle?
     The Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Lead Plaintiffs in the Derivative Litigation. The Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Derivative Litigation. The Defendants also have denied and continue to deny, among other things, the allegations that the Lead Plaintiffs, Foundry or its shareholders have suffered damage, or that the Lead Plaintiffs, Foundry or its shareholders were harmed by the conduct alleged in the Derivative Litigation. The Defendants have further asserted that at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of Foundry and its shareholders.
     Nonetheless, the Defendants have concluded that further conduct of the Derivative Litigation would be protracted and expensive, and that it is desirable that the Derivative Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Defendants have entered into the Stipulation solely because the proposed settlement would eliminate the burden and expense of further litigation, and without admitting any wrongdoing or liability whatsoever.
VII. SETTLEMENT HEARING
     On February 20, 2009, at 9:00 a.m., the Court will hold the Final Settlement Hearing in Courtroom 6, on the fourth floor of the United States District Court for the Northern District of California courthouse located at 280 South 1st Street, San Jose, California, 95113. At the Final Settlement Hearing, the Court will consider whether the Settlement (including the releases provided therein) is fair, reasonable and adequate and thus should be finally approved and whether the Federal Action should be dismissed with prejudice pursuant to the Stipulation. The Court also will rule upon the Fee and Expense Award.

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VIII. RIGHT TO ATTEND SETTLEMENT HEARING
     Any Current Foundry Shareholder may, but is not required to, appear in person at the Final Settlement Hearing. If you want to be heard at the Final Settlement Hearing in opposition to the Settlement or the Fee and Expense Award in the Derivative Litigation, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Final Settlement Hearing, you should confirm the date and time before going to the Court. CURRENT FOUNDRY SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.
IX. RIGHT TO OBJECT TO THE SETTLEMENT; PROCEDURES FOR DOING SO
     You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Final Settlement Hearing. If you choose to object, then you must follow the following procedures.
A.	You Must Make Detailed Objections in Writing
     Any objections must be presented in writing no more than twenty-one (21) days prior to the Final Settlement Hearing and must contain the following information:
1.	Your name, legal address, and telephone number;

2.	Proof of being a Current Foundry Shareholder as of the Record Date;

3.	The date(s) you acquired your Foundry shares;

4.	A detailed statement of your specific position with respect to the matters to be heard at the Final Settlement Hearing, including a statement of each objection being made;

5.	The grounds for each objection or the reasons for your desiring to appear and to be heard;

6.	Notice of whether you intend to appear at the Final Settlement Hearing (this is not required if you have lodged your objection with the Court); and

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7.	Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Final Settlement Hearing and the subject(s) of their testimony.
     The Court will not consider any objection that does not substantially comply with these requirements.
B.	You Must Timely Deliver Written Objections to the Court, Lead Plaintiffs’ Counsel, and Defendants’ Counsel
     YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN JANUARY 30, 2009. The Court Clerk’s address is:
U.S. District Court
Northern District of California, San Jose Division
280 South 1st Street
San Jose, CA 95113
     YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO LEAD PLAINTIFFS’ COUNSEL AND COUNSEL FOR DEFENDANTS SO THEY ARE RECEIVED NO LATER THAN JANUARY 30, 2009. Counsels’ addresses are:
Nichole T. Browning
Barroway Topaz Kessler Meltzer & Check, LLP
2125 Oak Grove Road, Suite 120
Walnut Creek, CA 94598-2537
Counsel for Federal Plaintiffs Sunanda A. Desai, Jeanne McDonald and David M. Jackson
Jeffrey S. Facter
Shearman & Sterling LLP
525 Market Street, Suite 1500
San Francisco, CA 94105-2723
Counsel for the Special Settlement Committee of Nominal Defendant Foundry Networks, Inc.
     The Court will not consider any objection that is not timely filed with the Court or not timely delivered to Plaintiffs’ Counsel and counsel for Defendants. Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement to be heard (including the right to

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appeal) and will be forever barred from raising such objections in this or any other action or proceeding.
X. HOW TO OBTAIN ADDITIONAL INFORMATION
     This Notice summarizes the Stipulation. It is not a complete statement of the events of the Derivative Litigation or the terms of the Stipulation. Although the parties believe that the descriptions about the Settlement that are contained in this Notice are accurate in all material respects, in the event of any inconsistencies between the descriptions in this Notice and the Stipulation, the Stipulation will control.
     You may inspect the Stipulation and other papers in the Federal Action at the United States District Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at 280 South 1st Street, San Jose, California 95113. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you.
     PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE. PLEASE DO NOT TELEPHONE THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE.
Dated December 11 2008
BY ORDER OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF CALIFORNIA

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